Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 033-63107) pertaining to Dayton Power and Light Company Savings Plan for Collective Bargaining Employees of our report dated May 26, 2006 with respect to the financial statements and supplemental schedules of Dayton Power and Light Company Savings Plan for Collective Bargaining Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

Date:	June 26, 2006

/s/ Battelle & Battelle, LLP
Battelle & Battelle, LLP
Dayton, Ohio

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